FORM OF
                                  AMENDMENT TO
                         INVESTMENT MANAGEMENT CONTRACT

     This Amendment dated as of January 1, 2001, is to the Investment Management Agreement made as of February 21, 1997 (the "Agreement") by and between Templeton Investment Counsel, Inc., a U.S. registered investment adviser and Florida corporation (the "Manager") and Templeton Institutional Funds, Inc. (the "Company") on behalf of Emerging Fixed Income Market Series.

                                   WITNESSETH:

     WHEREAS, both Manager and Company wish to amend the Investment Management Agreement;

     WHEREAS, the Manager merged into TEMPLETON INVESTMENT COUNSEL, LLC, a Delaware limited liability company, a successor entity, on January 1, 2001;

     Now, Therefore, in consideration of the foregoing premises, the parties hereto agree as follows:

     5. Manager's name is henceforth to be known as "Templeton Investment Counsel, LLC."

     6. All references to the Manager being a "Florida corporation" in the Agreement are hereby changed to a "Delaware limited liability company."

     IN WITNESS WHEREOF, this Amendment has been executed on behalf of each party as of the date set forth above.

                                        TEMPLETON INVESTMENT COUNSEL, LLC


                                        By:____________________________________
                                             Gary P. Motyl
                                             President

                                        TEMPLETON INSTITUTIONAL FUNDS, INC.


                                        By:____________________________________
                                             Donald F. Reed
                                             President